Exhibit 23.1  -  Consent of Moore & Associates, Chartered


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED



       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       --------------------------------------------------------


We consent to the use, in the statement on Form 10KSB of Hydrogen Hybrid Technologies, Inc. (A Development Stage Company), of our report dated January 7, 2008 on our audit of the financial statements of Hydrogen Hybrid Technologies, Inc. (A Development Stage Company) as of September 30, 2007 and September 30, 2006 and since inception on January 13, 2005, and the related statements of operations, stockholders' equity and cash flows for September 30, 2007 and September 30, 2006 and the years then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 9, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7499 Fax (702)253-7501

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